Exhibit 10.4

TIBCO SOFTWARE INC.

STOCK OPTION AGREEMENT

A. Grant of Option.

Unless otherwise defined herein, the terms defined in the TIBCO Software Inc. 2008 Equity Incentive Plan (the “Plan”) and the Notice of Grant shall have the same defined meanings in this Stock Option Agreement (the “Stock Option Agreement”). The Committee has granted to the Optionee named in the Notice of Grant an option (the “Option”) to purchase a total number Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms, definitions and conditions of the Plan, which is incorporated herein by reference, and this Stock Option Agreement. Subject to Section 11.1 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of the Notice of Grant and this Stock Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), the Option is intended to qualify as an ISO under Section 422 of the Code. However, if the Option is intended to be an ISO, to the extent that it exceeds the $100,000 rule of Section 422(d) of the Code it shall be treated as a Nonqualified Stock Option (“NQSO”).

B. Exercise and Vesting Schedule.

Subject to accelerated vesting as set forth below, the Option may be exercised, in whole or in part, in accordance with the vesting schedule set forth in the Optionee’s Notice of Grant (the “Vesting Schedule”). Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in the Optioneed in accordance with any provisions of this Agreement if the Optionee ceases to be a Service Provider prior to the date such vesting is scheduled to occur. For purposes of this Stock Option Agreement, a “Service Provider” means an Employee, Non-Employee Director or Consultant who has outstanding Award.

In the event of a Change of Control, the Vesting Schedule shall be replaced in its entirety by the following vesting schedule, to be applied both retroactively and prospectively:

1/36th of the Shares subject to the Option shall vest each month after the vesting commencement date, as set forth in the Notice of Grant, on the same day of the month as the vesting commencement date, so that 100% of the Shares subject to the Option shall be vested three (3) years from the vesting commencement date, subject to you remaining a Service Provider as of such vesting dates.

C. Post Termination Exercise Period.

The Option (to the extent vested) may be exercised for three (3) months after the recipient thereof (the “Optionee”) ceases to be a Service Provider, which shall be measured from the last day of active service and not extended by any notice period required under local law. Notwithstanding the foregoing, in the event that the Optionee ceases to be a Service Provider as a result of a violation by the Optionee of the Company’s policies (including, the Code of Business Conduct and Ethics and other policies set forth in the Employee Handbook), the Option shall terminate immediately on the date that the Optionee ceases to be a Service Provider and shall no longer be vested or exercisable in any respect. Upon the death or Disability of the Service Provider, the Option (to the extent vested) may be exercised for twelve (12) months after the Optionee ceases to be a Service Provider. In no event shall the Option be exercised later than the expiration date of the Option.

D. Committee Discretion.

The Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Committee.

E. Exercise of Option.

(1) Right to Exercise. The Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Stock Option Agreement.

(2) Method of Exercise. Unless otherwise noted in Section E(3) below, the Option is exercisable by delivery of an exercise notice or in a manner and pursuant to such procedures as the Committee may determine, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. Such exercise notice shall be properly completed by the Optionee and delivered to Shareholder Services at the Company (or in such other manner as the Committee may determine, including electronically). The exercise notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. The Option shall be deemed to be exercised upon receipt by the Company of such fully executed exercise notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of the Option unless such issuance and exercise complies with applicable laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares. This Option may not be exercised for a fraction of a share.

(3) Method of Payment.

Unless stated otherwise in this Stock Option Agreement, payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee and to the extent permitted by the Administrator Committee:

i.	cash; or

ii.	check; or

iii.	for U.S. employees, surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

delivery of a properly executed exercise notice together with such other documentation as the Committee and the broker, if applicable, shall require to effect a same day sale (i.e., a cashless-sell all exercise). Pursuant to a same day sale exercise, Optionee will authorize the broker to sell all the Shares that he or she is entitled to at exercise and remit the sale proceeds less the aggregate Exercise Price for the Shares, broker’s fees and any applicable taxes to the Optionee in cash.

F. Non-Transferability of Option.

The Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than by will, by the laws of descent or distribution, or to a Service Provider’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights. The Option may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan, this Stock Option Agreement and the Notice of Grant shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

G. Term of Option.

The Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Stock Option Agreement.

H. Responsibility for Taxes.

(1) Withholding Taxes. Regardless of any action the Company or Optionee’s employer (the “Employer”) takes with respect to any or all Tax Obligations, Optionee acknowledges that the ultimate liability for all Tax Obligations legally due by him or her is and remains Optionee’s responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax Obligations. Prior to the exercise of the Option, Optionee shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, Optionee authorizes the Company and/or the Employer to withhold all applicable Tax Obligations legally payable by Optionee from his or her wages or other cash compensation paid to Optionee by the Company and/or the Employer or from proceeds of the sale of the Shares. Alternatively, or in addition, if permissible under local law, the Company may (1) sell or arrange for the sale of Shares that Optionee acquires to meet the withholding obligation for Tax Obligations, and/or (2) withhold in Shares, provided that the Company only withholds the amount of shares necessary to satisfy the minimum withholding amount. Finally, Optionee shall pay to the Company or the Employer any amount of Tax Obligations that the Company or the Employer may be required to withhold as a result of Optionee’s participation in the Plan or Optionee’s purchase of Shares that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise and refuse to deliver the Shares if Optionee fails to comply with his or her obligations in connection with the Tax Obligations as described in this section.

(2) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to the Optionee herein is an ISO, and if the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the grant date, or (ii) the date one (1) year after the date of exercise, the Optionee will immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee from such early disposition of ISO Shares.

I. Rights as Stockholder. Neither the Optionee nor any person claiming under or through the Optionee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Optionee. After such issuance, recordation and delivery, the Optionee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

J. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of Shareholder Services, TIBCO Software Inc., 3303 Hillview Avenue, Palo Alto, CA 94304, or at such other address as the Company may hereafter designate in writing.

K. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

L. Additional Conditions to Issuance of Stock. If at any time the Company, in its discretion, determines that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Optionee (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

M. Committee Authority. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

N. Nature of Grant. In accepting the grant, Optionee acknowledges that: (i) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Stock Option Agreement; (ii) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past; (iii) all decisions with respect to future option grants, if any, will be at the sole discretion of the Company; (iv) Optionee’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Optionee’s employment relationship at any time with or without cause; (v) Optionee is voluntarily participating in the Plan; (vi) the Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of Optionee’s employment contract, if any; (vii) the Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (viii) in the event that Optionee is not an employee of the Company, the Option grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the Option grant will not be interpreted to form an employment contract with the Employer or any Subsidiary or affiliate of the Company; (ix) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (x) if the underlying Shares do not increase in value, the Option will have no value; (xi) if Optionee exercises his or her Option(s) and acquires Shares, the value of those Shares acquired may increase or decrease in value, even below the Exercise Price; (xii) in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or Shares purchased through exercise of the Option resulting from termination of Optionee’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and Optionee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing the Notice of Grant, Optionee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; and (xiii) notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of Optionee’s employment (whether or not in breach of local labor laws), Optionee’s right to receive options and vest in options under the Plan, if any, will terminate effective as of the date that Optionee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws),

Optionee’s right to exercise the Option after termination of employment, if any, will be measured by the date of termination of his or her active employment and will not be extended by any notice period mandated under local law; the Company shall have the exclusive discretion to determine when Optionee is no longer actively employed for purposes of his or her Option grant.

O. Data Privacy. Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Stock Option Agreement by and among, as applicable, the Employer, and the Company and its Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan. Optionee understands that the Company and the Employer hold certain personal information about him or her, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to Shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Optionee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Optionee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Optionee’s country. Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Optionee may elect to deposit any Shares of stock acquired upon exercise of the Option. Optionee understands that Data will be held only as long as is necessary to implement, administer and manage Optionee’s participation in the Plan. Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Optionee understands, however, that refusing or withdrawing his or her consent may affect Optionee’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, Optionee understands that he or she may contact his or her local human resources representative.

P. Language. If Optionee has received this Stock Option Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

Q. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Option granted under the Plan, participation in the Plan, or future options that may be granted under the Plan by electronic means or to request Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

R. Severability. The provisions of this Stock Option Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

S. Entire Agreement; Governing Law. The Plan and the applicable Notice of Grant are incorporated herein by reference. The Plan, this Stock Option Agreement and the Notice of Grant constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This Stock Option Agreement is governed by, and subject to, the internal substantive laws, but not the choice of law rules, of the State of Delaware. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Stock Option Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

T. NO GUARANTEE OF CONTINUED SERVICE.

BY SIGNING THE APPLICABLE NOTICE OF GRANT, THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE THEREIN IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE EMPLOYER (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH IN THE NOTICE OF GRANT AND HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE EMPLOYER’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

U. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

* * * * *

By signing the Notice of Grant, Optionee acknowledges receipt of a copy of the Plan, this Stock Option Agreement and certain information related thereto and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions of the Plan, this Stock Option Agreement and the Notice of Grant.

Optionee has reviewed the Plan, this Stock Option Agreement and the Notice of Grant in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice of Grant and fully understands all provisions of the Plan, this Stock Option Agreement and the Notice of Grant. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, this Stock Option Agreement and the Notice of Grant. The Optionee understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.